EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

GULFSTREAM INTERNATIONAL GROUP, INC.

and

SAH-VUL STRATEGIC PARTNERS I, LLC

Dated: August 27, 2010

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 27, 2010, by and between Gulfstream International Group, Inc., a Delaware corporation (the “Company”), and SAH-VUL Strategic Partners I, LLC, a Florida limited liability company, or its assigns (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of securities consisting of a Secured Convertible Promissory Note in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”) and a warrant in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “Warrant”) to purchase up to 750,000 shares of the Company’s Common Stock (subject to adjustment as set forth therein).  The Note and the Warrant are collectively referred to as the “Purchased Securities”.

WHEREAS, the Purchaser or its designee(s) may, at its or their option (the “Option”) purchase an additional Secured Promissory Note in the aggregate principal amount of up to $1,000,000 in the form of Exhibit C hereto (as amended, modified and/or supplemented from time to time, the “Additional Note”) and an additional warrant in the form of Exhibit D hereto to purchase up to 500,000 shares of the Company's Common Stock (subject to adjustment as set forth therein) (the “Additional Warrants”) for an aggregate purchase price of up to an additional $1,000,000.  The Additional Note and the Additional Warrants are collectively referred to as the “Additional Purchased Securities”.

WHEREAS, the Purchaser desires to purchase the Purchased Securities and the Additional Purchased Securities on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Purchased Securities and the Additional Purchased Securities to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Unless otherwise defined herein (including the Recitals to this Agreement), all capitalized terms when used in this Agreement shall have the meanings as defined and set forth in the Note.

2. Agreement to Sell and Purchase; Prepayment of the Note.

(a) The Offering. Pursuant to the terms and conditions set forth in this Agreement, subject to the satisfaction or waiver of each of the conditions to closing with respect each Closing, on each Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Securities or upon exercise of the Option, the Additional Purchased Securities, as the case may be.  The sale of the Purchased Securities or Additional Purchased Securities on a Closing Date shall be known as the “Offering.”  The Note and the Additional Note will mature on the Maturity Dates specified therein (as defined in the Note) and shall each be convertible into shares of Common Stock at $0.70 per share.

(b)  Option Period.  The term of the Option (the “Option Period”) shall commence as of the Initial Closing Date and shall expire on a date which shall be ninety (90) days following the Initial Closing Date (the “Outside Additional Closing Date”), after which date the Option shall expire and the Purchaser shall not have the right to purchase the Additional Purchased Securities, unless such Option and the Outside Additional Closing Date shall have been extended by mutual agreement of the Company and the Purchaser.

(c)  Note Prepayment.  Notwithstanding anything to the contrary, express or implied, contained in this Agreement, the Purchased Securities or the other documents and instruments to be delivered by the Company on the Initial Closing Date, the parties hereto expressly acknowledge and agree that:

(i)  the Company shall have the absolute right to prepay the entire principal amount of the Note and all interest accrued thereon in full at any time prior to the exercise of the Option and the funding to the Company by the Purchaser or its designees of all $1,000,000 under the Additional Note (the “Note Prepayment”); and

(ii)  in the event that the Company shall consummate such Note Prepayment, the Option shall immediately terminate, no longer be exercisable and be of no further force or effect; and

(iii) following such Note Prepayment, the Purchaser shall have the right, but not the obligation, to continue to designate two (2) individuals to serve on the Company Board of Directors.

3. Fees and Warrant.

(a) On each Closing Date, the Company will issue and deliver to the Purchaser the Warrant or the Additional Warrant, as the case may be, in connection with the Offering, pursuant to Section 2 hereof.

(b) Simultaneous with its receipt of the third $500,000 installment payable on or before September 24, 2010 under the Note, the Company shall pay $50,000 to the Purchaser in order to reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Related Agreements (as hereinafter defined) and effecting such Closing.

4. Closing, Delivery and Payment.

4.1 Initial Closing.  Subject to the terms and conditions herein, the closing of the purchase and sale of the Purchased Securities contemplated hereby (the “Initial Closing”) shall take place within two business days after the Purchaser has notified the Company in writing that each of the Closing conditions have been satisfied or waived and that Purchaser is willing to consummate the purchase of the Purchased Securities, at such place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Initial Closing Date”); provided, however, that the Company may terminate this Agreement in the event that the Initial Closing shall not have occurred on or before August 31, 2010 (the “Outside Closing Date”) unless such Outside Closing Date shall be extended by mutual agreement of the Company and the Purchaser.

4.2  Additional Closing.  Subject to the terms and conditions herein, the closing of the purchase and sale of the Additional Purchased Securities contemplated hereby (the “Additional Closing”) shall take place within two business days after the Purchaser has notified the Company in writing that each of the Closing conditions have been satisfied or waived and that Purchaser is willing to consummate the purchase of the Additional Purchased Securities, at such place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Additional Closing Date”).

4.3  Each of the Initial Closing and the Additional Closing shall be referred to as a “Closing”, each of the Initial Closing Date and the Additional Closing Date shall be referred to as a “Closing Date”.

4.4  Delivery.  At each Closing on a Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Warrant or the Additional Note and the Additional Warrant, as the case may be, and the Purchaser will deliver to the Company, the amounts set forth in the Note by certified funds or wire transfer.

4.5  Termination. In the event that the Closing does not occur by the Outside Closing Date, unless such Outside Closing Date shall be extended by mutual agreement of the parties, either party may terminate this Agreement and all transactions relating hereto and neither party shall have any further liability or obligation to the other.

5. Representations, Warranties, and Covenants of the Company.  The Company represents, warrants, covenants and agrees with the Purchaser as follows:

5.1 Stop-Orders.  The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

5.2 Market Regulations.  The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

5.3 Confidentiality.  The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

5.4 Authorization and Reservation of Shares.  Upon conversion of the Note or the Additional Note into shares of Common Stock, such Common Stock shall be validly issued, fully paid and non-assessable and free of all liens and encumbrances of any kind.  The Company has reserved for issuance a sufficient number of shares of Common Stock so as to permit conversion of the Note and the Additional Note into shares of Common Stock in accordance with the terms of such Note and Additional Note.  Upon exercise of the Warrants or the Additional Warrants for the purchase of shares of Common Stock, such Common Stock shall be validly issued, fully paid and non-assessable and free of all liens and encumbrances of any kind.  The Company has reserved for issuance a sufficient number of shares of Common Stock so as to permit the exercise of the Warrants and the Additional Warrants in accordance with the terms of such Warrants and Additional Warrants.    There are no statutory or contractual preemptive rights or rights of refusal with respect to the issuance of any of the Common Stock under the Note, the Additional Note, the Warrants or the Additional Warrants; and the Company has never issued securities in contravention of any rights of first refusal or preemptive rights.  The Company has not violated any applicable federal or state securities laws in connection with the offer, sale, or issuance of any of its capital stock, and the offer, sale, and issuance of the Purchased Securities and Additional Purchase Securities hereunder (and the issuance of the Common Stock upon conversion or exercise thereof) does not and will not require registration under, or be in violation of, the Securities Act or any applicable state securities laws.

5.5 Disclosure.  Neither this Agreement nor any of the attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.  There is no fact which the Company has not disclosed to the Purchaser and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

5.6 Closing Date.  The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser shall be true and correct in all respects on the date hereof and on each Closing Date.

6. Conditions to Closing

6.1 Conditions to the Purchaser’s Obligations.  The obligation of the Purchaser to purchase and pay for the Purchased Securities or Additional Purchased Securities at a Closing is subject to the satisfaction, or written waiver by each of the Purchasers, as of such Closing Date of the following conditions:

(a) Representations and Warranties; Covenants.  The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing, and the Company shall have performed all of the covenants required to be performed by it hereunder prior to the Closing.

(b) Consents and Approvals.  The Company shall have received or obtained all third-party, governmental and regulatory consents and approvals necessary for the consummation of the transactions contemplated hereby.

(c) Compliance with Applicable Laws.  The sale of Purchased Securities or Additional Purchased Securities shall not be prohibited by any applicable law or governmental regulation.

(d) Closing Documents.  The Company shall have delivered to each of the Purchasers all of the following documents:

(i) an Officer’s Certificate, dated the Closing Date, stating that the conditions specified in this Section 6.1 have been fully satisfied;

(ii) certified copies of the resolutions duly adopted by the Company’s Board of Directors and, if required, shareholders authorizing the execution, delivery, and performance of this Agreement, and each of the other agreements contemplated hereby, and the issuance and sale of the Purchased Securities or Additional Purchased Securities, as the case may be.

(e) No Material Adverse Change.  There shall not have occurred any material adverse change in the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary since December 31, 2009.

(f) Other.  The Purchaser shall have received such other documents relating to the transactions contemplated hereby as either of the Purchaser or its counsel may reasonably request, and the Purchaser shall otherwise have received the funding necessary to, and be ready, willing and able to, effect such Closing.

(g) Deliveries.  The Company shall have delivered or caused to be delivered to the Purchaser duly executed originals or copies of each of the following documents (collectively, the “Related Agreements”): (a) the Note or the Additional Note, (b) the Warrant or the Additional Warrant, (c) the Security Agreement, (d) the Waiver, Consent and Intercreditor Agreement, (e) the Guaranties, (f) the Security Agreement and Collateral Assignment of Contract, (g) the Consent and Agreement to Security Agreement and Collateral Assignment of Contract, (h) the Restricted (Non-Blocked) Account Agreement with SunTrust Bank, (i) the Letter Agreement with Gulfstream Leasing, (j) UCC-3 termination statements, (k) the “Project M” letter, (l) evidence of Taglich Brothers authority to act on behalf of its investors under the Waiver, Consent and Intercreditor Agreement, and (m) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby.

6.2  Conditions to the Company’s Obligations.  The obligation of the Company to sell the Purchased Securities or Additional Purchased Securities at a Closing is subject to the satisfaction, or written waiver by the Company, as of such Closing Date of the following conditions:

(a) Consents and Approvals.  The Company shall have received or obtained all third-party, governmental and regulatory consents and approvals necessary for the consummation of the transactions contemplated hereby.

(b) Compliance with Applicable Laws.  The sale of Purchased Securities or Additional Purchased Securities shall not be prohibited by any applicable law or governmental regulation.

(c) Payment and Deliveries.  The Purchaser shall have paid or delivered (i) on the Initial Closing Date all of those Related Agreements required to be executed by the Purchaser, (ii) on the Initial Closing Date the initial $500,000 installment payment under the Note, (iii) on the due dates thereof, each subsequent installment payment required to be made under the Note, and (iv) if the Option shall be timely exercised within the Option Period, at the Additional Closing the $1,000,000 payment for the Additional Note and Additional Warrant.

(d) Resolutions. At the applicable Closing, certified copies of the resolutions duly adopted by the Purchaser’s board of managers and, if legally required, its members, authorizing the execution, delivery, and performance of this Agreement, and each of the other agreements contemplated hereby, and the issuance and sale of the Purchased Securities or Additional Purchased Securities, as the case may be.

6.3 No Material Adverse Change.  There shall not have occurred any material adverse change in the financial condition, operating results, assets, operations or business prospects of the Purchaser since the date of this Agreement.

7. Board of Directors of the Company.

7.1  Size of Board of Directors. For so long as the Company shall be indebted to the Purchaser or its designees under the Note or the Additional Note, without the prior written consent of the Purchaser, the Company shall not increase or decrease the number of members on its board of directors (the “Board of Directors”) to more or less than five (5) directors.

7.2  Company of Board of Directors.

(a) The Company shall take such action as may be required so that immediately after the Initial Closing Date, the Board of Directors of the Company shall consist of five (5) individuals consisting of (i) Thomas McFall, David Hackett and one other existing director of the Company or other individual otherwise designated by the existing directors of the Company (the “Company Designees”), and (ii) Scott R. Silverman and William J. Caragol.  In the event that the Purchaser shall, following the Initial Closing Date, fail to promptly make either of the two (2) installment payments to the Company, when due, under the Note, the Purchaser agrees to immediately cause each of Messrs. Silverman and Caragol to resign from the Board of Directors of the Company; failing which the Company Designees may remove such individuals from the Board of Directors.

(b) Immediately after the Initial Closing Date, Scott R. Silverman will be named Vice-Chairman of the Board of Directors of the Company and will be appointed as chair of the Compensation Committee of the Company and William J. Caragol will be appointed to the Board of Directors of the Company and will be appointed as chair of the Audit Committee of the Company.

(c) In the event that the Purchaser or its affiliates or designees exercise the Option within the Option Period and purchase for $1,000,000 the Additional Securities, subject to compliance with the applicable rules and regulations of the Trading Market, the Company shall take such action as may be required so that immediately after such Additional Closing, the Board of Directors of the Company shall consist of five individuals comprised of: (i) Messrs. Silverman, Caragol and an additional Person designated by the Purchaser (collectively, the “Purchaser Designees”), and (ii) Messrs. McFall and Hackett.

(d) In the event that the provisions of Section 7.2(c) above shall become applicable, neither Tom McFall nor David Hackett may be removed by the Purchaser Designees as members of the Board of Directors of the Company without the prior written approval of Shelter Island Opportunity Fund, LLC (“Shelter Island”); which approval shall not be unreasonably withheld or delayed.

(e)  In the event that for any reason any of the initial Purchaser Designees shall not be able to serve as members of the Company Board of Directors, their replacements shall be filled by the Purchaser.  In the event that either Messrs. McFall or Hackett shall resign or otherwise no longer serve as members of the Company Board of Directors, their replacements shall be filled (i) prior to the exercise of the Option and purchase for $1,000,000 the Additional Securities, by the remaining Company Designee(s), and (ii) after the exercise of the Option and purchase for $1,000,000 the Additional Securities, by the majority vote of the Board of Directors.

8. Miscellaneous.

8.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF PALM BEACH COUNTY, FLORIDA; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 8.7 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE COMPANY’S ACTUAL RECEIPT THEREOF.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

8.2 Severability.  Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

8.3 Successors.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement.

8.4 Entire Agreement.  This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.5 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

8.6 Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.7 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Gulfstream International Group, Inc. 3201 Griffin Road 4th Floor Fort Lauderdale, FL 33312 Attn: David Hackett, President Facsimile: 954-985-5245
If to the Purchaser, to:	SAH-VUL Strategic Partners I, LLC 1690 Congress Avenue, Suite 200 Delray Beach, FL 33445 Attention: William J. Caragol Facsimile: 561-805-0001

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

8.8 Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.9 Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.10 Facsimile Signatures; Counterparts.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

8.11 Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:
GULFSTREAM INTERNATIONAL GROUP, INC.	SAH-VUL STRATEGIC PARTNERS I, LLC
By: /s/ David F. Hackett	By: /s/ William J. Caragol
Name: David F. Hackett	Name: William J. Caragol
Title: President	Title: Manager